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As filed with the Securities and Exchange Commission on February 6, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COPART, INC.
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-2867490 (I.R.S. Employer Identification Number)
4665 Business Center Drive Fairfield, California 94534 (Address of principal executive offices)

1994 EMPLOYEE STOCK PURCHASE PLAN

Willis J. Johnson
Chief Executive Officer
Copart, Inc.
4665 Business Center Drive
Fairfield, CA 94534
(707) 639-5000
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Robert F. Kornegay, Esq.
Mark A. Callon, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock to be issued under the 1994 Employee Stock Purchase Plan(2)	1,000,000	$14.008	$14,008,000	$1,774.81

(1)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, using 85% of the average of the high and low sales price reported by the Nasdaq National Market System for the registrant's common stock on February 5, 2004.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant's common stock that become issuable under the registrant's 1994 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration that results in an increase in the number of the registrant's outstanding shares of common stock.

        With respect to the shares hereby registered under the 1994 Employee Stock Purchase Plan, the Registrant's Registration Statements on Form S-8 as filed with the Commission on December 30, 1999 (File No. 333-93887) and July 7, 1994 (File No. 333-81238), referred to as the "Prior Form S-8s", are incorporated herein by reference.

        The Company is registering 1,000,000 shares of its Common Stock under this Registration Statement, all of which are reserved for issuance under the Company's 1994 Employee Stock Purchase Plan. Under the Prior Form S-8s, the Company previously registered a split-adjusted 1,500,000 shares of its Common Stock for issuance under the 1994 Employee Stock Purchase Plan.

* * * * * *

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
4.1	1994 Employee Stock Purchase Plan including Form of Subscription Agreement
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of KPMG LLP, Independent Auditors
23.2	Consent of Wilson Sonsini Goodrich and Rosati, P.C. (contained in Exhibit 5.1)
24.1	Power of Attorney (See page II-3 of this Registration Statement)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of California, on this 5th day of February 2004.

COPART, INC.

By:	/s/ WILLIS J. JOHNSON Willis J. Johnson Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Willis J. Johnson and Paul A. Styer and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIS J. JOHNSON Willis J. Johnson	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	February 5, 2004
/s/ SIMON E. ROTE Simon E. Rote	Vice President of Finance and Acting Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2004
/s/ A. JAYSON ADAIR A. Jayson Adair	Director	February 5, 2004
/s/ HAROLD BLUMENSTEIN Harold Blumenstein	Director	February 5, 2004
/s/ JAMES GROSFELD James Grosfeld	Director	February 5, 2004
/s/ JAMES E. MEEKS James E. Meeks	Director	February 5, 2004
/s/ MARVIN L. SCHMIDT Marvin L. Schmidt	Director	February 5, 2004
/s/ JONATHAN VANNINI Jonathan Vannini	Director	February 5, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	1994 Employee Stock Purchase Plan, including Form of Subscription Agreement
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of KPMG LLP, Independent Auditors
23.2	Consent of Wilson Sonsini Goodrich and Rosati, P.C. (contained in Exhibit 5.1)
24.1	Power of Attorney (See page II-3 of this Registration Statement)

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PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS